Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No.1 to Registration Statement No. 333-169824 of our report dated March 18, 2010 (October 7, 2010 as to Notes 18, 24, 25 and 26) relating to the consolidated financial statements of EverBank Financial Corp and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Jacksonville, Florida
November 11, 2010